Exhibit 10.1

DEBT SETTLEMENT AND MUTUAL RELEASE

Dated as of May 15, 2025

This Debt Settlement and Mutual Release Agreement (the “Agreement”) is entered into as of the date first set forth above (the “Effective Date”) by and among (i) PT Webuy Social Indonesia (“WSI”), (ii) [appointed individual of the creditors] (iii) WEBUY GLOBAL LTD (“Webuy”). Each of WSI, [appointed individual of the creditor] and Webuy may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Webuy holds 95% equity interest in WSI and WSI is a direct partially-owned subsidiary of Webuy.

WHEREAS, WSI incurred accounts payables to the following creditors in the aggregate amount of US$345,018.46 (the “Debt”):

These balances are as of September 30, 2024:

1. Shandong Top-Fresh Fruits and Vegetable Co., Ltd.

Company Reg. No.: 91370613MACU3W8U6Y
Address: No. 108 Dongbao Road, Economic and Technological Development Zone, Laishan District, Yantai City, Shandong Province, China
Amount: US$32,184.80.

2. Yantai Donglai Agricultural Development Co., Ltd.

Company Reg. No.: 91370602MADHFMLF49
Address: Room 309-310, Runli Building, No. 3 Huanshan Road, Zhifu District, Yantai City, Shandong Province, China
Amount: US$194,072.22

3. Xi’an Yuetonglai Agricultural Development Co., Ltd.

Company Reg. No.: 91610124MADT9ENT80
Address: Unit 101202, Block E, Jinzhou Yuyuan, Erqu Subdistrict, Zhouzhi County, Xi'an City, Shaanxi Province, China
Amount: US$38,380.00

4. Weinan Fruits Star Agricultural Development Co., Ltd.

Company Reg. No.: 91610526MADRQC3J44
Address: No. 219 West Chaoyang Street, Pucheng County, Weinan City, Shaanxi Province, China
Amount: US$80,381.44

WHEREAS, the above creditors have appointed [appointed individual of the creditor], a natural person residing in [location], to receive settlement on their behalf;

WHEREAS, Webuy intends to settle the Debt in the amount of US$[ ] on behalf of WSI by issuing its Class A ordinary shares to [appointed individual of the creditor] as representative of the creditors;

WHEREAS, the Parties now wish to settle the Debt in a total amount of US$[ ] subject to the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.	Conversion of Debt into Equity Interest. Effective as of the Effective Date, the Parties acknowledge and agree that the Debt is hereby converted into equity interest in Webuy and shall be of no further force or effect and, to the extent payable, shall be deemed paid in full.

2.	Issuance of Shares. Webuy shall issue [ ] Class A ordinary shares, valued at US$6.984 per share (the “Shares”), which is 90% of the closing price as reported by Nasdaq on May 12, 2025, all of which shall be allocated to [appointed individual of the creditor]. The Shares shall be duly authorized, fully paid, non-assessable. The Shares shall be subject to restrictions pursuant to Rule 144 of the Securities Act of 1933, as amended.

3.	Mutual Release. Upon completion of the requirement contained in Section 2 hereof, the Parties, on behalf of themselves and their respective direct or indirect predecessors, successors, parent companies, divisions, subsidiaries, agents, affiliates, subrogees, insurers, trustees, trusts, administrators, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, and the respective consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, owners of any of the foregoing (collectively, in such capacity, the “Releasors”), in consideration of completion of the items contained in Section 1 above, hereby remise, release, acquit and forever discharge the other Party and their agents, transferees, consultants, employees, legal counsel, successors, assigns, successors in interest of assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, legal representatives, personal representatives and any firm, trust, corporation or partnership (collectively, in such capacity, the “Releasees”), of and from any and all federal, state, local, foreign and any other jurisdiction’s statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments, professional liability actions, and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, including, but not limited to, claims or other legal forms of action or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Parties ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the other Party, from the beginning of time up to and including the date hereof. The releases contained in this Agreement shall not operate to release obligations under this Agreement.

4.	Full Satisfaction. Upon issuance of the Shares, the Debt as of the date of such payment shall be deemed fully satisfied.

5.	No Action. The Parties covenant and agree not to commence or prosecute any action or proceeding against the other Party based on any claims released by the Parties pursuant hereto.

6.	Representation. Webuy represents and warrants as follows:

(a)	Webuy is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands.

(b)	Webuy has the full power, authority and legal right to assign and transfer the Debt and to execute, deliver and perform this Agreement.

(c)	Webuy has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by [ ] and WSI, this Agreement constitutes the legal, valid and binding agreement of Webuy, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditor’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

WSI represents and warrants as follows:

(a)	WSI is a company duly organized, validly existing and in good standing under the laws of Indonesia.

(b)	WSI has the full power, authority and legal right to assign and transfer the Debt to Webuy and to execute, deliver and perform this Agreement.

(c)	WSI has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Webuy and [ ], this Agreement constitutes the legal, valid and binding agreement of WSI, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditor’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d)	As of the date hereof, the outstanding principal balance of the Debt is US$ US$[ ] and there is no interest.

[Appointed individual of the creditor] represents and warrant as follows:

(a)	[appointed individual of the creditor]is natural persons residing in [ ].

(b)	[appointed individual of the creditor]has the full power, authority and legal right to execute, deliver and perform this Agreement.

(c)	[appointed individual of the creditor]has duly authorized, executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Webuy and WSI, this Agreement constitutes the legal, valid and binding agreement of [appointed individual of the creditor], enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting the enforcement of creditor’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d)	As of the date hereof, the outstanding principal balance of the Debt is US$[ ] and there is no interest.

7.	Choice of Law. This Agreement and any documents to be executed in connection herewith shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions.

8.	Amendments; Modifications; Counterparts. This Agreement shall not be modified, amended, supplemented, or otherwise changed except by a writing signed by all Parties. This Agreement may be executed in counterparts. The execution of this Agreement and the transmission thereof by facsimile or e-mail shall be binding on the Party signing and transmitting same by facsimile or e-mail fully and to the same extent as if a counterpart of this Agreement bearing such Party’s original signature has been delivered.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement as of the Effective Date.

WEBUY GLOBAL LTD

By:	/s/
Name:	Bin Xue
Title:	Chief Executive Officer and Chairman of the Board

PT Webuy Social Indonesia

By:	/s/

[Appointed Individual of Creditors]

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